SUBSIDIARIES OF AGRIBRANDS INTERNATIONAL, INC.
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Agribrands  International  Holding  Company,  Inc.  (Delaware)
Ralston  International  Service  Corporation  (Delaware)
Industrias  Purina  Ltd.  (Grand  Cayman  Islands)
Purina  Besin  Maddeleri  Sanayi  Ve  Ticaret  A.S.  (Turkey)
Industrias  Purina,  S.A.  de  C.V.  (Mexico)
Purina,  S.A.  de  C.V.  (Mexico)
Alimentos  Nutritivos,  S.A.  de  C.V.  (Mexico)
Proveedora de Alimentos Ave-Pecuarios S.A. de C.V. (Mexico) Ralston de Mexico S.A. de C.V. (Mexico)
Purina  Nanjing  Feed  Mill  Company  Ltd.  (China)
Purina  (Fushun)  Feedmill  Co.,  Ltd.  (China)
Agribrands  Purina  (Langfang)  Feedmill  Co.,  Ltd.  (China)
Purina  Yantai  Feedmill  Company  Limited  (China)
Purina  Korea,  Inc.
Purina  Philippines,  Inc.
Puriphil  Realty  Development  (Philippines)
Ralston  Purina  France
Sarl  Ferard  Freres  (France)
Sa  Sofidelf  France
Establissements  Leandre  Ferard  et  Fils  S.A.  (France)
Cofanimo  Sarl  France
Sorelap  SA  (France)
Purina  SUD  EST  (France)
Purina Hungaria Animal Feed and Trading Company Limited (Hungary) Purina Italia S.p.A. (Italy)
Ralston  Purina  Trading  Italia  S.r.l.  (Italy)
Purina  Portugal-Alimentacao  de  Sanidade  Animal  Lda.
Purina  Espana,  S.A.  (Spain)
Agribrands  Purina  Brazil  Ltda.  (to  be  formed)
Purina  Colombiana  S.A.
Purina  de  Guatemala,  S.A.
Auto-Cafes  Purina,  S.A.  (Guatemala)
Purina  Peru  S.A.
Purina  de  Venezuela,  C.A.
Granjas  Geneticas  Porcinas  de  Venezuela,  C.A.
Nutrimentos  Lomgimar,  C.A.  (Venezuela)
Latin  American  Agribusiness  Development  Corporation  (Panama)
Agribrands  Purina  Canada  Inc.  (to  be  formed)